                                                                    EXHIBIT 99.2


PART 1


NOT FOR RELEASE, DISTRIBUTION OR PUBLICATION INTO CANADA, AUSTRALIA OR JAPAN.

                                                                      7 MAY 2002


                             RECOMMENDED CASH OFFER

                                       BY

                                 ROBERT W. BAIRD

                                  ON BEHALF OF

                               DAISYTEK UK LIMITED

                                       AND

                       DAISYTEK INTERNATIONAL CORPORATION

                                       FOR

                              ISA INTERNATIONAL PLC


SUMMARY

o The boards of Daisytek (Nasdaq: DZTK) and ISA announce that they have agreed on the terms of a recommended Cash Offer to be made by Baird on behalf of Daisytek UK, a wholly-owned UK subsidiary of Daisytek, for ISA. The Cash Offer values the existing issued ordinary share capital of ISA at approximately L.4.4 million.

o The cash offer will be 7.5 pence in cash for each ISA Ordinary Share which equates to the closing middle market price per ISA Ordinary Share on 15 April 2002, the last dealing day prior to the announcement by Daisytek and ISA that they were in discussions which may or may not lead to an offer being made for ISA.

o ISA Shareholders will also be offered a share alternative of 0.914 shares of New Daisytek Restricted Common Stock for every 100 ISA Ordinary Shares held.

o The making of the Offer and the posting of the Offer Document are conditional upon the pre-condition, set out in Part A of Appendix 1 of this announcement, being satisfied. ISA has informed Daisytek UK that the directors of ISA intend to sign the audited consolidated financial statements of ISA for the financial year ended 31 December 2001 immediately after the EGM referred to in paragraph 7 of part 2 below which is to be held on 22 May 2002. Although ISA has received sufficient undertakings to vote in favour of the resolution to be considered at that EGM to ensure that it will be passed, the directors of ISA may not be able to sign these financial statements in a form that enables the pre-condition to be satisfied. Whilst Daisytek UK is entitled to waive the pre-condition, in the event that it is not satisfied, there can be no guarantee that a waiver would be granted by Daisytek UK and that the Offer would proceed in such circumstances.

o The Offer will extend, subject to the terms and conditions to be set out in the Offer Document and Form of Acceptance, to all ISA Ordinary Shares which are unconditionally allotted or issued fully paid (or credited as fully paid) upon exercise of options while the Offer remains open for acceptance. However, as all outstanding options under the ISA Share Option Schemes are at exercise prices in excess of the value attributed to ISA Ordinary Shares under the Offer, no further proposals will be made to participants in the ISA Share Option Schemes and to the extent that such options are not exercised in accordance with the rules of the ISA Share Option Schemes, they will lapse and it is Daisytek UK's intention that the Schemes will thereafter be terminated.

o The New Daisytek Restricted Common Stock issued pursuant to the Offer will not be registered under the Securities Act, or under the securities laws of any state or other jurisdiction inside or outside the United States and will contain a legend to that effect. Such shares may not be offered or sold within the United States, except pursuant to a registration statement declared effective under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. A commonly available exemption from registration is the exemption provided by Rule 144 under the Securities Act, which generally requires a holder of stock to hold such shares for at least one year before being eligible to resell such shares into the United States pursuant to such exemption (and also requires the holder to meet the other conditions set forth in such exemption).

o Daisytek has undertaken to use its reasonable commercial endeavours to file a Registration Statement under the Securities Act to register for resale into the United States the shares of New Daisytek Restricted Common Stock issued in the Restricted Share Offer as soon as reasonably practicable following the closing of the Offer or, if earlier, the date on which the Restricted Share Offer is closed, provided that Daisytek will not file any such Registration Statement under the Securities Act unless at such time, there are available for incorporation into such filing, financial statements of ISA for the financial year ended 31 December 2001 prepared in accordance with United Kingdom generally accepted accounting principles with a reconciliation to United States GAAP and audited in accordance with United States generally accepted auditing standards and in a form acceptable for filing with the SEC.

o The directors of ISA, advised by KPMG Corporate Finance, consider the terms of the Offer to be fair and reasonable and will be unanimously recommending ISA Shareholders to accept the Offer.

o Daisytek UK has received irrevocable undertakings to accept the Offer from the ISA directors and certain other ISA Shareholders in respect of their entire beneficial holdings of ISA Ordinary Shares representing, in aggregate, approximately 56.5 per cent. of ISA's existing issued ordinary share capital.

o The acquisition of ISA will provide the Daisytek Group with an enhanced platform to expand into Europe. The combination will bring together the Daisytek Group's logistical expertise and global infrastructure with ISA's pan-European reach, customer relationships and local knowledge.

Commenting on today's announcement, James R. Powell, President and CEO of Daisytek said "The opportunity to participate in the European market is exciting for Daisytek and we look forward to working more closely with the ISA management team. Our goal is to be the largest supplier of computer and office supplies in the world, and obtaining a foothold in Europe with a market-leading company such as ISA is a major achievement in our international growth strategy.

"Since our original preference share investment in September 2001, ISA has shown improved operations and an increase in sales. This partnership will strengthen the strategic positions of both companies and will enhance our relationship with global vendors and customers. The Daisytek-ISA team will focus on continued operational and financial improvements, including ISA debt reduction, and an aggressive sales and marketing strategy."

Bruce Robinson, CEO of ISA said "ISA has made significant operational progress since the events of 1999 and 2000, however it remains vulnerable to an under-capitalised balance sheet. It is your board's belief that the prospect of shareholder value creation is poor given the burden of debt in the balance sheet and the requirement to fund future growth. The board has concluded that the Offer from Daisytek UK announced today provides the only viable solution to ensure the continuation of ISA's business and provides an acceptable exit for shareholders in the circumstances."

ENQUIRIES:

DAISYTEK
James R. Powell                           President & CEO                       + 1 972 881 4700
Ralph Mitchell                            Executive Vice President              + 1 972 881 4700
                                          & CFO

BAIRD (FINANCIAL ADVISERS TO DAISYTEK
AND DAISYTEK UK)
Nick Sealy                                Director                              + 44 (0)20 7488 1212
David Silver                              Vice President                        + 44 (0)20 7488 1212

ISA
Bruce Robinson                            CEO                                   + 44 (0) 1274 892071
Mike Murphy                               CFO                                   + 44 (0) 1274 892071

KPMG CORPORATE FINANCE (FINANCIAL
ADVISERS TO ISA)
Stephen Halbert                           Partner                               + 44 (0)121 232 3000
Maura Dunne                               Associate Director                    + 44 (0)121 232 3000

This summary should be read in conjunction with the full text of the following announcement. The full text of the conditions and reference to certain further terms of the Offer are set out in Appendix 1 and form part of this announcement.

Appendix 3 to this announcement contains definitions of the terms used in this announcement.

Statements in this press announcement which are not historical, including statements regarding Daisytek, Daisytek UK or ISA or their respective management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (a US statute). It is important to note that the actual results of Daisytek, Daisytek UK and ISA could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to: general economic conditions; industry trends; the loss of or inability to hire skilled personnel; the loss of key suppliers or customers; the loss or material decline in service of strategic product shipping relationships; customer demand; product availability; competition (including pricing and availability); risks inherent in acquiring, integrating and operating new businesses; concentrations of credit risk; distribution efficiencies; capacity constraints; technological difficulties, including equipment failure or a breach of Daisytek's security measures; the volatility of Daisytek's Common Stock; economic and political uncertainties arising as a result of terrorist attacks; seasonality; exchange rate fluctuations; and the regulatory and trade environment (both domestic and foreign).

The directors of Daisytek and of Daisytek UK accept responsibility for the information contained in this press announcement, except for the information in this press announcement concerning ISA, its subsidiaries and their respective businesses, the directors of ISA and their connected persons and persons acting in concert with, and associates of, ISA. Subject to this, to the best of the knowledge and belief of the directors of Daisytek and of Daisytek UK (who have taken all reasonable care to ensure that such is the case), the information contained in this press announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of ISA accept responsibility for the information contained in this press announcement concerning ISA, its subsidiaries and their respective businesses, themselves and their connected persons and persons acting in concert with, and associates of, ISA. To the best of the knowledge and belief of the directors of ISA (who have taken all reasonable care to ensure that such is the case), the information contained in this press announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

The statements set out in the two immediately preceding paragraphs are included solely to comply with the requirements of Rule 19.2 of the City Code and shall not be deemed to establish or expand any liability under the Securities Act or any state securities laws in the United States.

Baird has approved the contents of this announcement solely for the purposes of section 21 of the Financial Services and Markets Act 2000. It does not constitute an offer or invitation to purchase any securities. Any such offer will only be made pursuant to the Offer Document and Form of Acceptance.

Baird, which is regulated in the United Kingdom by the Financial Services Authority is acting exclusively for Daisytek and Daisytek UK and for no one else in connection with the Offer and will not be responsible to anyone other than Daisytek and Daisytek UK for providing the protections afforded to customers of Baird nor for providing advice in relation to the Offer.

KPMG Corporate Finance, a division of KPMG LLP, is acting for ISA and no one else in connection with the Offer and will not be responsible to anyone other than ISA for providing the protections afforded to clients of KPMG Corporate Finance nor for providing advice in relation to the Offer.

The availability of the Offer to persons outside of the United Kingdom may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements. Unless otherwise determined by Daisytek UK, the Offer will not be made, directly or indirectly, in or into or by use of the mail or by any means or instrumentality (including, without limitation, telephonically or electronically) of inter-state or foreign commerce of or any facilities of a national securities exchange of Canada, Australia or Japan. Accordingly, copies of this announcement and any related offering documents are not being, and must not be mailed or otherwise distributed or sent in or into or from Canada, Australia or Japan and doing so may invalidate any purported acceptance of the Offer.

US SHAREHOLDERS OF ISA SHOULD NOTE THAT THE OFFER IS MADE FOR THE SECURITIES OF A NON-US COMPANY. THE OFFER IS SUBJECT TO THE DISCLOSURE REQUIREMENTS OF A COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. THE FINANCIAL INFORMATION RELATING TO ISA INCLUDED IN THIS ANNOUNCEMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF US COMPANIES.

YOU SHOULD BE AWARE THAT DAISYTEK UK MAY PURCHASE SHARES IN ISA OTHERWISE THAN UNDER THE OFFER, SUCH AS IN OPEN MARKET OR PRIVATELY NEGOTIATED PURCHASES.

PART 2


NOT FOR RELEASE, DISTRIBUTION OR PUBLICATION INTO CANADA, AUSTRALIA OR JAPAN.

                                                                      7 MAY 2002

EMBARGOED UNTIL 1 P.M., 7 MAY 2002

                             RECOMMENDED CASH OFFER

                                       BY

                                 ROBERT W. BAIRD

                                  ON BEHALF OF

                               DAISYTEK UK LIMITED

                                       AND

                       DAISYTEK INTERNATIONAL CORPORATION

                                       FOR

                              ISA INTERNATIONAL PLC


1.   INTRODUCTION

The boards of Daisytek (Nasdaq: DZTK) and ISA announce that they have agreed on the terms of a recommended cash offer with a restricted share alternative (the "OFFER"), to be made by Baird on behalf of Daisytek UK, a wholly-owned UK subsidiary of Daisytek, for the whole of the issued ordinary share capital of ISA.

2.   THE TERMS OF THE OFFER

The making of the Offer and the posting of the Offer Document are conditional upon the pre-condition, set out in Part A of Appendix 1 of this announcement, being satisfied. ISA has informed Daisytek UK that the directors of ISA intend to sign the audited consolidated financial statements of ISA for the financial year ended 31 December 2001 immediately after the EGM referred to in paragraph 7 below which is to be held on 22 May 2002. Although ISA has received sufficient undertakings to vote in favour of the resolution to be considered at that EGM to ensure that it will be passed, the directors of ISA may not be able to sign these financial statements in a form that enables the pre-condition to be satisfied. Whilst Daisytek UK is entitled to waive the pre-condition, in the event that it is not satisfied, there can be no guarantee that a waiver would be granted by Daisytek UK and that the Offer would proceed in such circumstances.

Subject to the satisfaction (or waiver) of that pre-condition, the Offer, which will be subject to the conditions and principal further terms set out in Appendix 1 to this announcement and to be set out in the Offer Document and Form of Acceptance, will be made on the following basis:

THE CASH OFFER

                 FOR EACH ISA ORDINARY SHARE - 7.5 PENCE IN CASH

The Cash Offer equates to the closing middle market price per ISA Ordinary Share on 15 April 2002, the last dealing day prior to the announcement by Daisytek and ISA that they were in discussions which may or may not lead to an offer being made for ISA. Full acceptance of the Cash Offer would value the existing issued share capital of ISA at approximately L.4.4 million.

THE RESTRICTED SHARE OFFER

                 FOR EACH 100 ISA ORDINARY SHARES - 0.914 SHARES
                     OF NEW DAISYTEK RESTRICTED COMMON STOCK

ISA Shareholders will also be offered a share alternative of 0.914 shares of New Daisytek Restricted Common Stock for every 100 ISA Ordinary Shares held.

The New Daisytek Restricted Common Stock which is being used to satisfy the Restricted Share Offer is not currently transferable, save in limited circumstances, and is therefore inherently less valuable than existing shares of Daisytek Common Stock, which may not be subject to such restrictions on transfer. Further details of the transfer and other restrictions to which the New Daisytek Restricted Common Stock is subject, and of Daisytek's proposals for rendering such stock freely transferable in the United States following closing of the Offer are set out in paragraph 5 below.

If the Offer becomes or is declared unconditional in all respects, fractions of a share of New Daisytek Common Stock will not be issued to ISA Shareholders accepting the Restricted Share Offer, who will instead receive from Daisytek an amount in cash of 7.5 pence per ISA Ordinary Share in respect of fractional entitlements.

Immediately prior to this announcement, neither Daisytek nor Daisytek UK nor, so far as the directors of Daisytek or Daisytek UK are aware and except as stated below, any person acting in concert with Daisytek UK or Daisytek, owned any ISA Shares. As at the close of business on 3 May 2002, Daisytek UK held 8,000,000 ISA Preference Shares and a Warrant to subscribe for 15,384,615 ISA Ordinary Shares. James R. Powell (the Chief Executive Officer and a director of Daisytek and a director of Daisytek UK) is the beneficial owner of 50,000 ISA Ordinary Shares. Peter P.J. Vikanis (a director of Daisytek) is the beneficial owner of 202,450 ISA Ordinary Shares.

ISA Shareholders should have regard to certain risk factors relating to Daisytek which will be set out in the Offer Document.

3.   CONCLUSION AND RECOMMENDATION

The ISA directors, who have been so advised by KPMG Corporate Finance, consider the terms of the Offer to be fair and reasonable so far as the ISA Shareholders are concerned. The ISA directors are not expressing any view on which of the Cash Offer or the Restricted Share Offer ISA Shareholders should accept. ISA Shareholders who are in any doubt as to which alternative they should accept are recommended to seek their own independent financial advice. In providing advice to the board of ISA, KPMG Corporate Finance has taken into account the commercial assessments of the directors of ISA.

The ISA directors believe that the Offer is in the best interests of ISA Shareholders and, accordingly, will unanimously recommend ISA Shareholders to accept the Offer.

4.   UNDERTAKINGS TO ACCEPT THE OFFER

Daisytek UK has received irrevocable undertakings to accept the Offer from the ISA directors in respect of their entire beneficial holdings of 210,000 ISA Ordinary Shares representing approximately 0.4 per cent. of ISA's existing issued ordinary share capital.

Daisytek UK has also received irrevocable undertakings to accept the Offer from certain other shareholders of ISA in respect of, in aggregate, 33,016,866 ISA Ordinary Shares representing approximately 56.1 per cent. of ISA's existing issued ordinary share capital.

In aggregate, Daisytek UK has received irrevocable undertakings to accept the Offer in respect of 33,226,866 ISA Ordinary Shares representing approximately
56.5 per cent. of the existing issued ordinary share capital of ISA.

5.   FURTHER DETAILS OF THE OFFER

The New Daisytek Restricted Common Stock will not be listed on the London Stock Exchange or traded on AIM. Further details of settlement, listing and dealing will be included in the Offer Document to be sent to ISA Shareholders in due course.

The New Daisytek Restricted Common Stock issued pursuant to the Restricted Share Offer will not be registered under the Securities Act or under the securities laws of any state or other jurisdiction inside or outside the United States and will contain a legend to that effect. Such shares may not be offered or sold within the US, except pursuant to a registration statement declared effective under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. A commonly available exemption from registration is the exemption provided by Rule 144 under the Securities Act, which generally requires a holder of stock to hold such shares for at least one year before being eligible to resell such shares into the United States pursuant to such exemption (and also requires the holder to meet the other conditions set forth in such exemption). The shares of New Daisytek Restricted Common Stock to be issued in the Restricted Share Offer will be listed on the National Market System of Nasdaq for quotation, however, shares of New Daisytek Restricted Common Stock may not be resold into the United States, whether on the National Market System of Nasdaq or otherwise, unless such resale is effected pursuant to an effective Registration Statement under the Securities Act or an applicable exemption from registration under the Securities Act.

Daisytek has undertaken to use its reasonable commercial endeavours to file a Registration Statement under the Securities Act to register for resale into the United States the shares of New Daisytek Restricted Common Stock issued in the Restricted Share Offer as soon as reasonably practicable following the closing of the Offer or, if earlier, the date on which the Restricted Share Offer is closed, provided that Daisytek will not file any such Registration Statement under the Securities Act unless at such time there are available for incorporation into such filing financial statements of ISA for the financial year ended 31 December 2001 prepared in accordance with United Kingdom generally accepted accounting principles with a reconciliation to US GAAP and audited in accordance with United States generally accepted auditing standards and in a form acceptable for filing with the SEC. ISA Shareholders should however note that, notwithstanding the use of such reasonable commercial endeavours, no assurance can be made that any such Registration Statement will be capable of being filed or, if filed, whether it will be declared effective by the SEC or for how long it will remain effective.

The Offer Document and Form of Acceptance will set forth the procedures by which a ISA Shareholder who receives New Daisytek Restricted Common Stock in the Restricted Share Offer may elect to have such shares included in the Registration Statement to be registered for resale into the United States. In the event that Daisytek is able to file such Registration Statement after the closing of the Offer, or the Restricted Share Offer, if earlier, any ISA Shareholder who acquires shares of New Daisytek Restricted Common Stock and wishes to have such shares registered for resale pursuant to such Registration Statement will be required, as a condition to being allowed to have their shares included in such Registration Statement, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales. In addition, each such ISA Shareholder will be required to deliver certain information to be used in connection with the Registration Statement (including the name and address of such shareholder, the number of shares of New Daisytek Restricted Common Stock owned beneficially by, and registered to, such shareholder and the number of shares that such shareholder desires to register for resale) and to provide comments on the portions of the Registration Statement that include such information within the time periods determined by Daisytek (and will be required to undertake to indemnify Daisytek and its affiliates with respect to the information so provided and certain related matters).

As a result of the resale restrictions applicable to the New Daisytek Restricted Common Stock, ISA Shareholders who elect to receive New Daisytek Restricted Common Stock in the Offer must be prepared to treat such shares as a long-term investment and expect to bear the economic risk of the ownership of such shares for an indefinite period of time. As a result of the resale restrictions applicable to the New Daisytek Restricted Common Stock, no assurances can be made that such shares can be resold by the holder thereof for a price equal to the current market price of Daisytek Common Stock, or for any price, and no assurances can be made by Daisytek or ISA as to the future value, if any, of the New Daisytek Restricted Common Stock or the profitability or success of the business of Daisytek. A valuation of the New Daisytek Restricted Common Stock will appear in the Offer Document.

The ISA Ordinary Shares which are the subject of the Offer will be acquired fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attached to them, including the right to receive and retain the benefit of all dividends and other distributions declared, made or paid hereafter.

6.   FINANCIAL EFFECTS OF ACCEPTANCE

The financial effects of acceptance of the Cash Offer are set out in Appendix 2 to this announcement.

7.   BACKGROUND TO AND REASONS FOR THE OFFER

BACKGROUND

Daisytek's strategic objective is to become the leading global wholesale distributor of computer supplies, office supplies and accessories. Manufacturers are increasingly relying on distributors such as the Daisytek Group to offer broad geographic coverage and to provide efficient access to reseller customers not otherwise served by the manufacturer's direct sales force. The acquisition of ISA will provide the Daisytek Group with an enhanced platform to expand into Europe. The combination will bring together the Daisytek Group's logistical expertise, global infrastructure and capital resources with ISA's pan-European reach, customer relationships and local knowledge. Daisytek therefore believes that the acquisition of ISA, which continues Daisytek's international expansion, strengthens the Daisytek Group's strategic position.

Recognising this strong strategic fit between the two businesses, in September 2001, ISA entered into a strategic alliance with, and received an investment of
L.8.0 million from, Daisytek UK by way of the ISA Preference Shares. This addressed ISA's immediate financial needs and its requirement to have strong global partnerships with vendors and to service customers. The ISA Preference Shares issued to Daisytek UK are convertible at any time during their 5 year term at the option of Daisytek UK into Ordinary Shares of ISA representing 50 per cent. plus one share of ISA's issued share capital as enlarged by the conversion of the ISA Preference Shares, subject to dilution by the exercise of certain share options. In addition, Daisytek UK obtained the Warrant.

REASONS FOR THE OFFER

ISA's current trading position

In January of this year, ISA announced that it had enjoyed strong sales growth in 2001, with turnover in the region of 20 per cent. higher than in the previous year, that the UK business was trading at record levels, that the turnaround of the French and

German businesses was in progress (albeit slower than the board of ISA had anticipated) and that the ISA Group's Scandinavian operations were performing satisfactorily. However, trade credit terms available to the ISA Group in Continental Europe following the investment by Daisytek UK have been materially less than the board of ISA expected. This strong sales growth, combined with limited commercial credit, has increased the ISA Group's indebtedness and the level of capital required in the business.

The ISA Group's net asset base has also been eroded by trading losses compounded by exceptional restructuring and relocation costs in the year ended 31 December 2001 of L.1.7 million in ISA and by a further, L.5.5 million of exceptional restructuring and relocation costs in Kingfield Heath (of which the ISA Group's 47 per cent. share is L.2.6 million). The increase in the ISA Group's net indebtedness combined with the reduction in the ISA Group's net asset base have resulted in a material increase in the level of gearing with consequent pressure on the banking facilities available to the ISA Group.

ISA's current financing arrangements

Under ISA's Articles of Association, ISA may not borrow if it has or would then have borrowings in excess of three times its share capital and reserves as shown in the latest audited accounts. If the accounts for the year ended 31 December 2001 were to be audited at this time, ISA's borrowings would exceed that limit and no further borrowings could be incurred. In order to ensure that the ISA Group is not prevented from carrying on business, the board of ISA is asking ISA Shareholders to sanction borrowings of up to five times the amount of its share capital and reserves. This requires the passing of an ordinary resolution to be proposed at the Extraordinary General Meeting to be held on 22 May 2002 which will be convened by a notice to be set out in a circular to ISA Shareholders dispatched today.

Following the EGM, the ISA Group will still be operating at the maximum limit of its borrowing facilities and the ISA directors have advised Daisytek UK that they anticipate that existing facilities will be insufficient to cover the ISA Group's trading requirements in the coming months. A significant increase in the level of capital available to ISA is therefore required in the short term. Though remaining supportive, the ISA Group's bankers have advised ISA that they are unwilling to further increase facilities without a further injection of equity into the ISA Group. Although the ISA Group has considered alternative sources of finance, if additional facilities are not forthcoming, the ability of the ISA Group to continue to trade will be severely jeopardised.

ISA's ability to pay dividends

ISA has not paid an ordinary dividend since the interim dividend in respect of the year ended 31 December 1998. ISA does not intend to pay a final dividend in respect of the year ended 31 December 2001 and no ordinary dividend is likely to be paid in the near future.

The ISA Group did not pay the dividend amounting in aggregate to L.141,278 which was due to Daisytek UK on 1 April 2002 in respect of the ISA Preference Shares. If a preference dividend is not paid on the due date and remains in arrears for more than 14 days, this constitutes an event of default under the provisions of ISA's Articles of Association unless waived by Daisytek. Daisytek UK agreed to defer the outstanding payment but this agreement expired on 6 May 2002, at which point an event of default occurred. As a result of which, Daisytek UK is now entitled to vote 50 per cent. plus one share of the votes entitled to be cast at any shareholder meeting of ISA. In addition, Daisytek UK is entitled to appoint to the board of ISA a number of directors which is equivalent to 50 per cent. of the total number of directors on the board following such appointment but has no immediate intention to do so. Daisytek UK has agreed that it will not exercise the right to vote in respect of the ISA Preference Shares on or before 30 June 2002 or, if earlier, the date of receipt of clearance from the Bundeskartellamt in relation to the Offer by Daisytek UK in accordance with paragraph (b) of Part B of Appendix 1.

Daisytek UK is also entitled to request (within 120 days of default) the payment of a special dividend to be satisfied by either a payment in cash to Daisytek UK equal to the value of the shares held by ISA in its associate company, Kaye, at the time when payment of the special dividend is required, less costs incurred by ISA in subscribing or otherwise acquiring further shares in Kaye after 9 August 2001 ("the Kaye Value") or (with the consent of Daisytek UK) a distribution in specie of assets of ISA equal to the Kaye Value. Where the value of the special dividend is less than the amount that would otherwise be payable on redemption of the ISA Preference Shares, ISA is obliged to make up the shortfall by redeeming an appropriate number of ISA Preference Shares. Daisytek UK has agreed not to request the payment of a special dividend on or before 30 June 2002. ISA does not currently have sufficient cash resources available to enable it to meet its obligations in respect of this special dividend.

ISA's indebtedness to Daisytek UK

ISA has received significant further funding amounting to L.11.9 million from Daisytek UK since its investment in September 2001. In October 2001, ISA was advanced L.3.2 million by Daisytek UK in order to participate in a fundraising by Kaye and thereby maintain its interest in its associate at 47 per cent. Daisytek UK also provided further cash advances amounting to L.0.9 million in November 2001 resulting in total advances of L.4.1 million by Daisytek UK in the final quarter of 2001. Subsequent to the year end, debt has increased further due to the usual seasonal movement in working capital, and to support this, Daisytek UK provided a further L.4.8 million of finance. Daisytek UK has also provided L.3.0 million of interim funding to support ISA during the Offer process.

Had ISA not been able to participate in the fundraising referred to above, its interest in Kaye would have been diluted from 47 per cent. to 4.3 per cent. This would in turn have necessitated a significant write-down of the carrying value of Kaye in the accounts of ISA.

With effect from 12 October 2001, Daisytek UK and ISA entered into a Loan Facility in respect of the loan advances and guarantees from Daisytek UK to ISA. The Loan Facility provides that if ISA does not repay the amounts advanced by Daisytek UK due on, or before, 30 June 2002, ISA must forthwith take all necessary steps

(including without limitation, the convening of all necessary shareholder meetings of ISA and the proposal of resolutions to approve and effect any necessary reorganisation of the share capital of ISA) to procure that ISA shall offer to Daisytek UK (subject only to a pro rata right of clawback in favour of the then existing holders of ISA Ordinary Shares) such number of ordinary shares in the capital of ISA at a price of not more than L.0.01 per share as shall raise, net of expenses, an amount in cash equal to the amount advanced under the Loan Facility, any potential special dividend and a further sum (such further sum not to exceed L.10 million) which will be used to satisfy the ongoing working capital requirements of ISA as determined by the board of directors of ISA from time to time. The passing of these resolutions would require 75 per cent. of the votes cast to be in favour.

ISA's limited refinancing options

The ISA Group requires an injection of capital in the short term in order to ensure its ability to continue to trade. The board of ISA has considered the options available to it for raising finance, which are very restricted without Daisytek UK's approval under the terms of the ISA Preference Shares. As described above, under the terms of the Loan Facility with Daisytek UK, if ISA does not make the repayment of the amounts due on 30 June 2002, ISA is committed to proceeding with a deeply discounted share issue which Daisytek UK intends to require ISA to implement (subject to the passing of the necessary resolutions, which require a 75 per cent. majority) to repay Daisytek UK's loans and to provide sufficient funds to meet the capital requirements of the ISA Group. The share issue, if made, will be highly dilutive to ISA Shareholders who do not take up their clawback rights. In the event that the Offer becomes wholly unconditional, having received acceptances in respect of less than 90 per cent. of the ISA Shares to which the Offer relates but greater than 75 per cent. of the voting rights, Daisytek UK intends to proceed to refinance ISA by subscribing (subject to shareholder clawback) for a deeply discounted share issue. Daisytek UK has advised the board of ISA that it is not prepared to make any commitment to underwrite further financing of ISA if the Offer lapses or if a lower level of acceptance is received, however Daisytek UK has indicated in this case that it is committed to working with the board of ISA to achieve a refinancing of ISA.

ISA's trading facilities on AIM

Daisytek UK and the board of ISA do not consider that ISA or its shareholders derive any significant benefits from continuing as an independent AIM traded company. There is currently limited market liquidity in ISA Ordinary Shares and ISA is also unable to effectively incentivise staff through share options and other forms of equity participation. In its current financial condition, ISA is not able effectively to access the public equity markets for the additional capital which it urgently requires.

Daisytek has stated that it will seek the cancellation of ISA's admission to trading on AIM in the event that the Offer becomes wholly unconditional.

Conclusion

In view of the short term capital requirements of ISA and the restricted financing alternatives available to ISA, as described above, the board of ISA considers that the Offer provides the only viable solution to ensure the continuation of ISA's business and provides an acceptable exit for shareholders in the circumstances. The board of ISA has, therefore, concluded that the Offer is in the best interests of ISA and its shareholders and, accordingly, will be unanimously recommending that ISA Shareholders accept the Offer.

8.   INFORMATION ON ISA

ISA, which is based in Bradford, was formed in 1985 and was listed on the Official List of the London Stock Exchange in October 1987. It was subsequently delisted and its Ordinary Shares were admitted to trading on AIM on 10 September 2001. ISA has a 47 per cent. shareholding in Kaye, the holding company for Kingfield Heath, a privately owned UK-based wholesale distributor of office products.

ISA has offices and distribution centres in the United Kingdom, Ireland, Germany, France, Italy, Norway and Sweden.

For the year ended 31 December 2001, ISA reported a loss on ordinary activities before taxation of L.6.8 million on turnover of L.361.6 million. As at 31 December 2001, ISA had total shareholders' funds of L.11.9 million.

9.   INFORMATION ON DAISYTEK AND DAISYTEK UK

Daisytek is a wholesale distributor of computer and office supplies and professional tape products, in addition to providing marketing and demand generation services. Daisytek sells its products and services primarily in the United States, Canada, Australia, Mexico and South America. Daisytek distributes more than 20,000 name-brand computer and office supplies products and over 2,800 professional tape products from numerous manufacturers.

Daisytek's head office and principal place of business is at 1025 Central Expressway South, Suite 200, Allen, Texas 75013, USA.

For the financial year ended 31 March 2001, Daisytek reported revenues of $1,012.1 million (2000: $987.2 million) and income from continuing operations before taxes and minority interest of $18.4 million (2000: $8.5 million). As at 31 March 2001, Daisytek had shareholders' equity of $159.1 million (2000: $210.7 million).

Daisytek Common Stock is traded on the Nasdaq National Market System under the symbol "DZTK". Daisytek had a market capitalisation of approximately $280.2 million as at 6 May 2002, the last dealing day before this announcement based on the closing Daisytek Common Stock price on the Nasdaq National Market System of $15.60.

Daisytek UK is incorporated in the United Kingdom and is a wholly-owned UK subsidiary of Daisytek. Daisytek UK was established by Daisytek in 2001 for the purpose of its initial investment in ISA by way of a subscription for the ISA Preference Shares and issue of the Warrant to it. To date, Daisytek UK's activities have been limited to those activities relating to, and incidental to, that investment, including the funding of debt incurred by ISA pursuant to the Loan Facility.

10.  MANAGEMENT AND EMPLOYEES

Daisytek UK has undertaken that it will use reasonable commercial endeavours to safeguard the existing employment rights (other than ISA Share Option Schemes), including the pension rights, of the management and employees of the members of the ISA Group.

11.  FINANCING

The Offer will be financed from cash resources which Daisytek has unconditionally drawn down under its current banking facilities with Bank of America and advanced to Daisytek UK for the purpose of the Offer. Such cash has been placed on deposit with Bird & Bird, Daisytek UK's UK solicitors.

12.  ISA SHARE OPTION SCHEMES

The Offer will extend, subject to the terms and conditions to be set out in the Offer Document and Form of Acceptance, to all ISA Ordinary Shares unconditionally allotted or issued fully paid (or credited as fully paid) upon exercise of options under the ISA Share Option Schemes while the Offer remains open for acceptance. However, as all outstanding options under the ISA Share Option Schemes are at exercise prices in excess of the value attributed to ISA Ordinary Shares under the Offer, no further proposals will be made to participants in the ISA Share Option Schemes and, to the extent that such options are not exercised in accordance with the rules of the ISA Share Option Schemes, they will lapse and it is Daisytek UK's intention that the schemes will thereafter be terminated.

13.  CANCELLATION OF TRADING ON AIM AND COMPULSORY ACQUISITION

Subject to the Offer becoming or being declared unconditional in all respects, if sufficient acceptances are received under the Offer, Daisytek UK intends to use the procedures set out in Section 428 to 430F (inclusive) of the Act to compulsorily acquire any outstanding ISA Ordinary Shares to which the Offer relates. Daisytek UK also intends to procure that ISA applies to the London Stock Exchange for admission to trading of ISA Ordinary Shares on AIM to be cancelled. It is anticipated that the cancellation of ISA's admission will take effect no earlier than the expiry of 20 business days after the Offer becomes or is declared unconditional in all respects.

14.  OFFER DOCUMENT

Subject to satisfaction of the pre-condition set out in Part A of Appendix 1 of this announcement being satisfied, the formal Offer Document will be posted as soon as possible to ISA shareholders and, for information only, to holders of options and to participants under the ISA Share Option Schemes.

15.  ENQUIRIES

DAISYTEK

James R. Powell                           President & CEO                                + 1 972 881 4700
Ralph Mitchell                            Executive Vice Present & CFO                   + 1 972 881 4700

BAIRD (FINANCIAL ADVISERS TO DAISYTEK
AND DAISYTEK UK)

Nick Sealy                                Director                                       + 44 (0)20 7488 1212
David Silver                              Vice President                                 + 44 (0)20 7488 1212

ISA

Bruce Robinson                            CEO                                            + 44 (0)1274 892071
Mike Murphy                               CFO                                            + 44 (0)1274 892071

KPMG CORPORATE FINANCE (FINANCIAL
ADVISERS TO ISA)

Stephen Halbert                           Partner                                        + 44 (0)121 232 3000
Maura Dunne                               Associate Director                             + 44 (0)121 232 3000

16.  DISCLOSURE OF CERTAIN DEALINGS

The announcement dated 16 April 2002 by Daisytek and ISA that they were in discussions which may or may not lead to an offer being put to shareholders for their shares in ISA, commenced an offer period for the purposes of the City Code, which is published and administered by the Panel. The Panel has directed that certain UK disclosure requirements that arise in an offer period be drawn to the attention of Nasdaq market participants, who should in turn advise their clients accordingly. These disclosure requirements are set out in Rule 8 of the City Code. In particular, Rule 8.3 requires public disclosure of any trading during an offer period by persons who own or control, or who would as a result of any transaction own or control, one per cent. or more of any class of relevant securities of Daisytek or ISA. The requirement will apply until the offer becomes or is declared wholly unconditional or lapses.

Disclosure should be made on an appropriate form before noon (in the time zone of the disclosing party) on the business day following the date of the dealing transaction. These disclosures should be sent to a regulatory information service such as RNS of the London Stock Exchange by fax (fax number + 44 (0)20 7588 6057) or by electronic delivery on the appropriate form and copied to the Panel (fax number + 44 (0)20 7256 9386) or by email (monitoring@disclosure.org.uk) at the same time. Copies of appropriate disclosure forms may be obtained from the Panel's website at www.thetakeoverpanel.org.uk.

If there is any doubt as to these disclosure requirements, the Panel should be consulted (telephone number: + 44 (0)20 7382 9026; fax number: + 44 (0)20 7658
1554).

17.  GENERAL

Statements in this press announcement which are not historical, including statements regarding Daisytek, Daisytek UK or ISA or their respective management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (a US statute). It is important to note that the actual results of Daisytek, Daisytek UK and ISA could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to: general economic conditions; industry trends; the loss of or inability to hire skilled personnel; the loss of key suppliers or customers; the loss or material decline in service of strategic product shipping relationships; customer demand; product availability; competition (including pricing and availability); risks inherent in acquiring, integrating and operating new businesses; concentrations of credit risk; distribution efficiencies; capacity constraints; technological difficulties, including equipment failure or a breach of Daisytek's security measures; the volatility of Daisytek's Common Stock; economic and political uncertainties arising as a result of terrorist attacks; seasonality; exchange rate fluctuations; and the regulatory and trade environment (both domestic and foreign).

The directors of Daisytek and of Daisytek UK accept responsibility for the information contained in this press announcement, except for the information in this press announcement concerning ISA, its subsidiaries and their respective businesses, the directors of ISA and their connected persons and persons acting in concert with, and associates of, ISA. Subject to this, to the best of the knowledge and belief of the directors of Daisytek and of Daisytek UK (who have taken all reasonable care to ensure that such is the case), the information contained in this press announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of ISA accept responsibility for the information contained in this press announcement concerning ISA, its subsidiaries and their respective businesses, themselves and their connected persons and persons acting in concert with, and associates of, ISA. To the best of the knowledge and belief of the directors of ISA (who have taken all reasonable care to ensure that such is the case), the information contained in this press announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

The statements set out in the two immediately preceding paragraphs are included solely to comply with the requirements of Rule 19.2 of the City Code and shall not be deemed to establish or expand any liability under the Securities Act or any state securities laws in the United States.

Baird has approved the contents of this announcement solely for the purposes of section 21 of the Financial Services and Markets Act 2000. It does not constitute an offer or invitation to purchase any securities. Any such offer will only be made pursuant to the Offer Document and Form of Acceptance.

Baird, which is regulated in the United Kingdom by the Financial Services Authority is acting exclusively for Daisytek and Daisytek UK and for no one else in connection with the Offer and will not be responsible to anyone other than Daisytek and Daisytek UK for providing the protections afforded to customers of Baird nor for providing advice in relation to the Offer.

KPMG Corporate Finance, a division of KPMG LLP, is acting for ISA and no one else in connection with the Offer and will not be responsible to anyone other than ISA for providing the protections afforded to clients of KPMG Corporate Finance nor for providing advice in relation to the Offer.

The availability of the Offer to persons outside of the United Kingdom may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements. Unless otherwise determined by Daisytek UK, the Offer will not be made, directly or indirectly, in or into or by use of the mail or by any means or instrumentality (including, without limitation, telephonically or electronically) of inter-state or foreign commerce of or any facilities of a national securities exchange of Canada, Australia or Japan. Accordingly, copies of this announcement and any related offering documents are not being, and must not be mailed or otherwise distributed or sent in or into or from Canada, Australia or Japan and doing so may invalidate any purported acceptance of the Offer.

                                   APPENDIX 1
                CONDITIONS AND CERTAIN FURTHER TERMS OF THE OFFER

PART A: PRE-CONDITION

That the audited consolidated financial statements of ISA (including all notes) for the year ended 31 December 2001 are approved and signed by the board of ISA, that those financial statements do not vary in any material respect from the statement of preliminary results released by ISA on 7 May 2002 and that the audit opinion in respect of those statements is not subject to any qualification nor refers to any fundamental uncertainty save in respect of matters identified in the preliminary results.

PART B: CONDITIONS OF THE OFFER

The Offer will comply with the Securities Act, the applicable rules and regulations of the Financial Services Authority of the United Kingdom and of AIM and Nasdaq as well as any other relevant regulatory bodies and the City Code (except to the extent of any dispensation, waiver or exemption granted by the appropriate body or, as the case may be, the Panel). The Offer will be governed by English law and will be subject to the jurisdiction of the Courts of England and to the terms and conditions set out below and in the Offer Document and the related Form of Acceptance.

The Offer, which will be made by Baird on behalf of Daisytek UK, will be subject to the following conditions:

(a) valid acceptances being received (and not, where permitted, withdrawn) by not later than the Initial Closing Date in respect of not less than 90 per cent. (or such lower percentage as Daisytek UK may decide) in nominal value of the ISA Shares to which the Offer relates. This condition shall not be satisfied unless Daisytek UK and/or any of its wholly-owned subsidiaries shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, ISA Ordinary Shares carrying in aggregate more than 50 per cent. of the voting rights exercisable at general meetings of ISA (as at the Initial Closing
         Date). For the purposes of this condition, shares which have been unconditionally allotted shall be deemed to carry the voting rights they will carry on being entered into the Register of Members of ISA;

(b)      (i)      the Bundeskartellamt indicating that it will not institute main examination proceedings in respect of the proposed acquisition of ISA by Daisytek UK or the Bundeskartellamt otherwise clearing a merger of Daisytek UK and ISA according to German merger law with the effect that no clearance under German merger law is required for the proposed transaction;

         (ii) clearances having been received from any other national authority in any other country in which a notification of the proposed acquisition of ISA by Daisytek UK must be made and has been made under the relevant national merger law;

         (iii) if the proposed acquisition of ISA by Daisytek UK is notified to the

                  Office of Fair Trading in the United Kingdom, then it indicating, in terms reasonably satisfactory to Daisytek UK, that it is not the intention of the Secretary of State for Trade and Industry to refer the proposed acquisition or any matter arising therefrom or related thereto, to the Competition Commission;

(c) all filings which Daisytek considers appropriate having been made and all or any applicable waiting periods (including any extensions thereof) under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated (as appropriate) in respect of the Offer and the proposed acquisition of ISA by Daisytek UK;

(d) the New Daisytek Restricted Common Stock to be issued pursuant to the Offer being listed on Nasdaq for quotation;

(e) except as has been disclosed in writing to Daisytek UK or Daisytek or their respective advisers prior to 7 May 2002, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider ISA Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, which in consequence of the Offer or the proposed acquisition of any shares in ISA or because of a change in the control or management of ISA or otherwise, could or might result in any of the following where the same is or is reasonably likely to be material in the context of the Wider ISA Group taken as a whole:

         (i) any moneys borrowed by or any other indebtedness (actual or contingent) of, or grant available to any such member, being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

         (ii) any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member under any of them being terminated or modified or affected or any obligation or liability arising or any action being taken under any of them;

         (iii) any assets or interests of any such member being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged;

         (iv) the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any such security (wherever arising or having arisen) becoming enforceable;

         (v) the rights, liabilities, obligations or interests of any such member in, or the business of any such member with, any person, firm or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or affected;

         (vi) the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

         (vii) any such member ceasing to be able to carry on business under any name under which it presently does so; or

         (viii) the creation of any liability, actual or contingent, by any such member;

         and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider ISA Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, could result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (viii) of this paragraph (e) to an extent which is or is reasonably likely to be material in the context of the Wider ISA Group taken as a whole;

(f) no government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution or any other body or person whatsoever in any jurisdiction (each a "Third Party") having decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference, or enacted, made or proposed any statute, regulation, rule, law, ordinance, decision, judgment, decree, injunction or order, or having taken any other steps which would or might reasonably be expected to:

         (i) require, prevent or delay the divestiture, or alter the terms envisaged for any proposed divestiture by any member of the Wider Daisytek UK Group or any member of the Wider ISA Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof which, in any such case, is material in the context of the Wider Daisytek UK Group or the Wider ISA Group in either case taken as a whole;

         (ii) require, prevent or delay the divestiture by any member of the Wider Daisytek UK Group of any shares or other securities in ISA;

         (iii) impose any limitation on, or result in a delay in, the ability of any member of the Wider Daisytek UK Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider ISA Group or the Wider Daisytek UK Group or to exercise management control over any such member;

         (iv) otherwise adversely affect the business, assets, profits or prospects of any member of the Wider Daisytek UK Group or of any member of the Wider ISA Group in a manner which is adverse to and material in the context of the Daisytek Group or the ISA Group in either case taken as a whole;

         (v) make the Offer or its implementation or the acquisition or proposed acquisition by Daisytek UK or any member of the Wider Daisytek UK Group of any shares or other securities in, or control of ISA void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, delay or otherwise materially interfere with the same, or impose additional conditions or obligations with respect to it, or otherwise challenge or interfere with the Offer or any such acquisition;

         (vi) save pursuant to the Offer, require any member of the Wider Daisytek UK Group or the Wider ISA Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider ISA Group or the Wider Daisytek UK Group owned by any third party;

         (vii) impose any limitation on the ability of any member of the Wider ISA Group to co-ordinate its business, or any part of it, with the businesses of any other members which is adverse to and material in the context of the Wider ISA Group taken as a whole; or

         (viii) result in any member of the Wider ISA Group ceasing to be able to carry on business under any name other than the name under which it carries on business at the date of the announcement of the Offer, in any such case to an extent which is material in the context of the Wider Daisytek UK Group taken as a whole, and all applicable waiting and other time periods during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any step under the laws of any jurisdiction in respect of the Offer or the acquisition or proposed acquisition of any ISA Ordinary Shares having expired, lapsed or been terminated;

(g) Daisytek UK having received evidence reasonably satisfactory to it that all material filings or applications have been made in connection with the Offer and all statutory or regulatory obligations in any jurisdiction have been complied with in connection with the Offer or the acquisition by any member of the Wider Daisytek UK Group of any shares or other securities in, or control of, ISA; all material authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions, qualifications and approvals reasonably deemed necessary or appropriate by Daisytek UK for or in respect of the Offer or the proposed acquisition of any shares or other securities in, or control of, ISA by any member of the Wider Daisytek UK Group having been obtained in terms and in a form reasonably satisfactory to Daisytek UK from all appropriate Third Parties and persons with whom any member of the Wider ISA Group has entered into contractual arrangements and all such authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions, qualifications and approvals together with all material authorisations, orders, recognitions, grants, licences, confirmations, clearances, permissions, qualifications and approvals necessary or appropriate to carry on the business of any member of the Wider ISA Group which is material in the context of the Daisytek Group or the ISA Group as a whole remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Offer becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdictions having been complied with;

(h) except as publicly announced through the Company Announcements Office of the London Stock Exchange by ISA or disclosed in writing to Daisytek or Daisytek UK or their respective advisers, in each case, prior to 7 May 2002, no member of the Wider ISA Group having, since 31 December 2001:

         (i) save as between ISA and wholly-owned subsidiaries of ISA or for ISA Ordinary Shares issued pursuant to the exercise of options granted under the ISA Share Option Schemes, issued, authorised or proposed the issue of additional shares of any class;

         (ii) save as between ISA and wholly-owned subsidiaries of ISA or for the grant of options under the ISA Share Option Schemes or pursuant to the exercise of options granted under the ISA Share Option Schemes on, or prior to, 7 May 2002, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

         (iii) other than to another member of the ISA Group, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash or otherwise;

         (iv) save for intra-ISA Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest (in each case) other than in the ordinary course of business;

         (v) save for intra-ISA Group transactions, made or authorised or proposed or announced an intention to propose any change in its share or loan capital;

         (vi) issued, authorised or proposed the issue of any debentures or (save for intra-ISA Group transactions) save in the ordinary course of business incurred or increased any indebtedness or become subject to any contingent liability;

         (vii) purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraph (i) above made any other change to any part of its share capital;

         (viii) implemented, or authorised, proposed or announced its intention to implement, any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business;

         (ix) entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is or could be materially restrictive on the business of any member of the Wider ISA Group or the Wider Daisytek UK Group or which involves or could involve an obligation of such a nature or magnitude or which is other than in the ordinary course of business and which is material in the context of the Wider ISA Group taken as a whole;

         (x) (other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or had any such person appointed;

         (xi) waived or compromised any claim otherwise than in the ordinary course of business;

         (xii) entered into or made an offer (which remains open for acceptance) to enter into or changed the terms of any service agreement, contract or any other agreement or arrangement with any of the ISA directors or any connected person of any such person (within the meaning of section 346 of the Act) or of any member of the Wider ISA Group;

         (xiii) been unable or admitted in writing that it is unable to pay its debts or has stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

         (xiv) made any material alterations to its Memorandum of Association or Articles of Association; or

         (xv) entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to, or announced any intention to effect, or to propose to effect, any of the transactions, matters or events referred to in this condition, and, for the purposes of paragraphs (iii), (iv), (v) and (vi) of this condition, the term "ISA Group" shall mean ISA and its wholly-owned subsidiaries;

(i) Save as disclosed in writing to Daisytek UK or Daisytek or their respective advisers prior to 7 May 2002 and/or save as disclosed in the annual report and accounts of ISA for the year ended 31 December 2000, the interim statement of ISA for the six months ended 30 June 2001, the preliminary statement of results for the year ended 31 December 2001 or as publicly announced to the Company Announcements Office of the London Stock Exchange prior to 7 May 2002 and since 31 December 2001:

         (i) no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects of any member of the Wider ISA Group;

         (ii) no litigation, arbitration proceedings, prosecution or other legal proceedings or investigation to which any member of the Wider ISA Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no investigation by any Third Party against or in respect of any member of the Wider ISA Group having been instituted announced or threatened by or against or remaining outstanding in respect of any member of the Wider ISA Group which in any such case might reasonably be expected to adversely affect any member of the Wider ISA Group; or

         (iii) no contingent or other liability having arisen or become apparent to Daisytek or Daisytek UK which might reasonably be likely to adversely affect any member of the Wider ISA Group;

         which in any such case is material in the context of the Wider ISA Group taken as a whole;

(j)      Daisytek and Daisytek UK not having discovered:

         (i) that any material financial, business or other information concerning the Wider ISA Group as contained in the information publicly disclosed at any time or (in relation to information which has been disclosed by ISA to Daisytek or Daisytek UK or their respective advisers in writing) disclosed to it by or on behalf of any member of the Wider ISA Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not misleading and in any such case to an extent which is material in the context of the Wider ISA Group taken as a whole;

         (ii) that any member of the Wider ISA Group which is not a Subsidiary Undertaking of ISA and any partnership, company or other entity in which any member of the Wider ISA Group has a significant economic interest is subject to any liability (contingent or otherwise) which is not disclosed in the annual report and accounts of ISA for the year ended 31 December 2001 and is material in the context of the Wider ISA Group taken as a whole; or

         (iii) any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider ISA Group and which is material in the context of the Wider ISA Group taken as a whole.

(k) Daisytek and Daisytek UK shall have received all United States federal or state securities permits and other authorisations necessary to issue New Daisytek Restricted Common Stock and to consummate the Offer;

(l) Daisytek and Daisytek UK not having discovered in respect of the Wider ISA Group, that:

         (i) any past or present member of the Wider ISA Group has not complied in all material respects with all applicable legislation or regulations of any jurisdiction with regard to the use, treatment, handling, storage, transport, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, or otherwise relating to environmental matters or the health and safety of any person, nor that there has otherwise been any such use, treatment, handling, storage, transport, disposal, discharge, spillage, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations and wherever the same may have taken place) which, in any such case, would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member or former member of, as appropriate, the Wider Daisytek UK Group or the Wider ISA Group which is material in the context of, as appropriate, the Wider Daisytek UK Group taken as a whole or the Wider ISA Group taken as a whole;

         (ii) there has been an emission, disposal, discharge, deposit, spillage or leak of waste or hazardous or harmful substances on or about or from any property or asset now or previously owned, occupied or made use of by any past or present member of the Wider ISA Group which would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of, as appropriate, the Wider Daisytek UK Group or the Wider ISA Group which is material in the context, as appropriate, of the Wider Daisytek UK Group or the Wider ISA Group taken as a whole;

         (iii) there is, or is likely to be, any liability, whether actual or contingent, to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider ISA Group or any controlled waters under any environmental legislation, regulation, notice, circular or order of any relevant authority or Third Party or otherwise which is material in the context of the Wider ISA Group taken as whole or the Wider Daisytek UK Group taken as whole;

         (iv) circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or service provided by or materials used therein now or previously provided, sold or carried out by any past or present member of the Wider ISA Group which is material in the context of, as appropriate, the Wider ISA Group taken as a whole or the Wider Daisytek UK Group taken as whole; or

         (v) any circumstances which might reasonably be expected to indicate that any of sub-paragraphs (i) to (iv) of this condition (I) may not be satisfied.

PART C: CERTAIN FURTHER TERMS OF THE OFFER

Daisytek UK reserves the right to waive, in whole or in part, the pre-condition and all or any of the above conditions, except condition (a).

Conditions (b) to (l) (inclusive) must be fulfilled or waived by, midnight on the 21st day after the later of the Initial Closing Date of the Offer and the date on which condition (a) is fulfilled (or in each such case such later date as Daisytek UK may, with the consent of the Panel, decide). Daisytek UK shall be under no obligation to waive or treat as satisfied any of the conditions (b) to
(l) (inclusive), by a date earlier than the latest date specified above for the satisfaction thereof, notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfillment.

If Daisytek UK is required by the Panel to make an offer for ISA Ordinary Shares under the provisions of Rule 9 of the Code, Daisytek UK may make such alterations to any of the above conditions, as are necessary to comply with the provisions of that rule.

The Offer will lapse if the acquisition of ISA or any matter arising in relation to the Offer is referred to the Competition Commission before the Initial Closing Date of the Offer or the date on which the Offer becomes or is declared unconditional as to acceptances, whichever is the later. In such circumstances, the Offer will cease to be capable of further acceptance and persons accepting the Offer and Daisytek UK shall thereupon cease to be bound by acceptances delivered on or before the date on which the Offer so lapses.

The New Daisytek Restricted Common Stock will be issued credited as fully paid and will rank equally in all respects with the existing Daisytek Common Stock (except that the New Daisytek Restricted Common Stock will not be registered under the Securities Act and will be subject to restrictions on transfer that may not be applicable to existing shares of Daisytek Common Stock).

                                   APPENDIX 2
                         FINANCIAL EFFECTS OF ACCEPTANCE


The following tables set out, for illustrative purposes only, on the bases and assumptions set out in the notes below and assuming that the Offer becomes or is declared unconditional in all respects, the financial effects of acceptance of the Cash Offer on the capital value and gross income for a holder of 1,000 ISA Ordinary Shares electing for the Cash Offer:

                                                                           Cash Offer
                                                                           ----------
Capital value
Cash consideration under the Cash Offer                                          L.75
Less: Market value of 1,000 ISA Ordinary Shares                                  L.75
                                                                           ----------

Change in capital value                                                           nil
                                                                           ==========

Gross income
Gross income from cash consideration under the Cash Offer                      L.3.94
Less: Gross dividend income on 1,000 ISA Ordinary Shares                          nil
                                                                           ----------

Assumed increase in gross income                                               L.3.94
                                                                           ----------

Notes:

(i) The market value of ISA Ordinary Shares is based on the closing price of 7.5 pence per ISA Ordinary Share on 15 April 2002, being the last dealing day before the date of ISA's announcement that it was in discussions which may or may not lead to an offer for ISA.

(ii)     The cash consideration is assumed to be reinvested so to as to yield
         5.25 per cent. gross per annum, being the FTSE Actuaries Government Securities UK Index gross redemption yield for medium coupon UK gilts with maturities up to five years, derived from the Financial Times on 3 May 2002, being the last practicable date prior to the publication of this announcement.

(iii) In assessing the financial effects of acceptance of the Cash Offer, no account has been taken of any potential liability to taxation for ISA Shareholders.

                                   APPENDIX 3
                                   DEFINITIONS

The following definitions apply throughout this announcement, unless the context requires otherwise:

"ACT"                                           means the Companies Act 1985 (as amended)

"AIM"                                           means the Alternative Investment Market of the London Stock Exchange

"ARTICLES OF ASSOCIATION"                       means the articles of association of ISA

"BAIRD" or "ROBERT W. BAIRD"                    means Robert W. Baird Limited, a company regulated in the
                                                United Kingdom by the Financial Services Authority

"BUNDESKARTELLAMT"                              means the Federal Cartel Office of Germany

"CANADA"                                        means Canada, its territories and possessions

"CASH OFFER"                                    means the offer to ISA Shareholders of 7.5 pence in cash for each ISA Ordinary Share

"CITY CODE"                                     means The City Code on Takeovers and Mergers of the United Kingdom

"DAISYTEK"                                      means Daisytek International Corporation, a company
                                                incorporated in Delaware

"DAISYTEK  COMMON STOCK"                        means the $0.01 par value common stock of Daisytek

"DAISYTEK GROUP"                                means Daisytek and its direct and indirect subsidiaries
                                                (including Daisytek UK)

"DAISYTEK UK"                                   means Daisytek UK Limited, a wholly-owned subsidiary of Daisytek

"FORM OF ACCEPTANCE"                            means the form of acceptance relating to the Offer

"INITIAL CLOSING DATE"                          means the latest time and date at which the Offer, as so extended by
                                                Daisytek UK will expire or, if earlier, the time at which the conditions of the Offer to be set out in the Offer Document are
                                                satisfied or, to the extent permitted, waived

"ISA"                                           means ISA International plc

"ISA GROUP"                                     means ISA and its Subsidiary Undertakings

"ISA ORDINARY SHARES"                           means ordinary shares of 5 pence each in the capital of ISA

"ISA PREFERENCE SHARES"                         means the 8,000,000 variable rate convertible cumulative redeemable preference shares of 10 pence each in the capital of ISA which mature on 3 September 2006, all of which are registered in the name of Daisytek UK

"ISA SHAREHOLDERS"                              means the holders of ISA Ordinary Shares

"ISA SHARE OPTION SCHEMES"                      means, together, the ISA International plc No. 4 Share Option
                                                Scheme, the ISA International plc 1999 Company Share Option Scheme,
                                                the ISA International plc Unapproved Share Option Scheme, the ISA
                                                International plc Savings Related Share Option Scheme, the ISA
                                                International plc Overseas Savings Related Share Option Scheme,
                                                together with any other option schemes or arrangements of ISA

"ISA SHARES"                                    means the ISA Ordinary Shares and the ISA Preference Shares

"ISA SHARES TO WHICH THE                        means, as at the date of the Offer, the then existing
OFFER RELATES"                                  unconditionally allotted or issued and fully paid ISA Ordinary
                                                Shares, any further ISA Ordinary Shares which are unconditionally allotted or issued while the Offer remains open for acceptance (or prior to such earlier date, not being earlier than the Initial
                                                Closing Date, as Daisytek UK may, subject to the approval of the
                                                Panel, decide) except that it shall not include, for the avoidance of doubt, any ISA Preference Shares

"JAPAN"                                         means Japan, its territories and possessions

"KAYE"                                          means Kaye Office Supplies Limited, a 47 per cent. associate of ISA

"KINGFIELD HEATH"                               means Kingfield Heath Limited, a wholly-owned subsidiary of Kaye

"NASDAQ"                                        means the computerised quotation system sponsored by the National
                                                Association of Securities Dealers

"NEW DAISYTEK RESTRICTED                        means the shares of the Daisytek Common Stock to be issued pursuant
COMMON STOCK"                                   to the Restricted Share Offer

"OFFER"                                         means the Cash Offer and the Restricted Share Offer intended to be made by Baird, on behalf of Daisytek UK, on the terms to be stated
                                                in the Offer Document, but subject to the

                                                (i)      pre-condition stated in Part A of Appendix 1 of this
                                                         announcement and

                                                (ii)     conditions to be set out in the Offer Document to acquire the
                                                         ISA Ordinary Shares,

                                                and where the context admits, any subsequent revision, variation, extension or renewal of it

"OFFER DOCUMENT"                                means the document setting out the terms and conditions of the
                                                Offer, which it is intended (subject to satisfaction of the pre-condition stated in Part A of Appendix 1 of this announcement)
                                                be despatched to ISA Shareholders

"PANEL"                                         means the UK Panel on Takeovers and Mergers

"REGISTRATION STATEMENT"                        means the Registration Statement on Form S-3 (or other applicable form) under the Securities Act which Daisytek has undertaken to use its reasonable commercial endeavours to file with the SEC

"RESTRICTED SHARE OFFER"                        means the offer to ISA Shareholders of 0.914 shares of New Daisytek
                                                Restricted Common Stock for every 100 ISA Ordinary Shares, as an alternative to the Cash Offer

"SEC"                                           means the United States Securities and Exchange Commission

"SECURITIES ACT"                                means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated under it

"SIGNIFICANT INTEREST"                          means, in relation to a company, a direct or indirect interest in 10 per cent. or more of the equity share capital of that company (as defined in the Act)

"SUBSIDIARY UNDERTAKING" or                     shall have the meanings given by the Act, other than paragraph
"ASSOCIATED UNDERTAKING"                        20(1)(b) of Schedule 4A to that Act which shall be excluded for this purpose

"UK" or "UNITED KINGDOM"                        means the United Kingdom of Great Britain and Northern Ireland

"UNITED STATES" "US" or "USA"                   means the United States of America, its territories and possessions, any state of the United States of America and the District of
                                                Columbia

"WARRANT"                                       means the deed of warrant issued to Daisytek UK by ISA under which it may subscribe for up to 15,384,615 ISA Ordinary Shares for an aggregate subscription price of L.2,000,000

"WIDER DAISYTEK UK GROUP"                       means Daisytek, Daisytek UK and their Subsidiary Undertakings,
                                                Associated Undertakings and any other undertaking in which Daisytek,
                                                Daisytek UK and/or such undertakings (aggregating their interests)
                                                have a Significant Interest

"WIDER ISA GROUP"                               means ISA and its Subsidiary Undertakings, Associated Undertakings
                                                and any other undertaking in which ISA and/or such undertakings
                                                (aggregating their interests) have a Significant Interest

"$"                                             means United States dollars

"L."                                            means United Kingdom pounds sterling